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EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PRO FORMA NET LOSS PER SHARE
(Dollars in thousands, except per share data)

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                                                                         Year
                                                                         Ended
                                                                       31-Dec-97
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
Actual Net Loss.........................................              $    18,992
Less: Amortization of Loan Discount.....................                     (230)
Less: Interest Expense..................................                   (3,246)
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Pro Forma Net Loss Available to Common Stockholders.....              $    15,516
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Pro Forma Common Shares Outstanding:

Common Stock, issued and outstanding....................               82,530,000
Shares assumed issuable related to
  conversion of Series A Preferred Stock................                6,988,850
Shares to be issued the proceeds from
  which will be used to pay accrued dividends
  at $19.00 per share...................................                  481,573
Shares to be issued the proceeds from
  which will be used to pay notes payable,
  account payable and accrued interest
  at $19.00 per share...................................                2,378,829
                                                                      -----------
Pro Forma Common Shares Outstanding.....................               92,379,252
                                                                      -----------
                                                                      -----------
Pro Forma Net Loss Per Common Share.....................                    $0.17
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